UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2005

Artesyn Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida		33434-4105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 451-1000

Item 2.02   Results of Operation and Financial Condition.

Artesyn Technologies today released financial information for the quarter ended July 1, 2005.  A copy of the press release is attached as Exhibit 99.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 2, 2005 the Board of Directors approved the closure of our manufacturing facility in Tatabanya, Hungary. On July 26, 2005 a notification regarding the closure was communicated to all impacted employees.

The decision to close the facility in Hungary is part of a company-wide initiative to reduce operating costs.  Since opening the manufacturing facility in 2001, our customers have reassessed their regional sourcing needs, resulting in an under-utilized facility. The products currently being produced in Hungary, will now be outsourced to a third party global electronics manufacturing services provider.

The closure of the Hungarian factory primarily involves termination of the factory workforce, disposal of the facility, equipment, and other fixed assets. This action is expected to result in approximately $4.1 million in exit costs ($2.8 million will be settled in cash), of which approximately $1.7 million relates to severance costs and $2.4 million relates to facility closure costs. Included in the facility closure costs is an asset impairment charge of $1.3 million, which is further discussed in Item 2.06.

The outsource arrangement is expected to be complete by the end of fiscal 2005 and the disposal of the balance of our assets, primarily consisting of land and factory building, is expected to be complete by the second quarter of 2006.

Item 2.06  Material Impairments.

In connection with the closure of our manufacturing facility in Tatabanya, Hungary, mentioned in Item 2.05 above, we assessed the long-term assets (including the building, land, equipment and other fixed assets) used by our Hungarian manufacturing facility for impairment. As a result of this assessment, certain assets, mostly comprised of machinery and equipment, were determined to be impaired and written down to their fair value. The fair value was determined based on market prices charged for similar assets, which approximates estimated proceeds on disposal. The resulting impairment charge of $1.3 million is reflected in the operating results for the quarter ended July 1, 2005. The impairment charge is not expected to result in future cash expenditures.

Item 9.01  Financial Statements and Exhibits.

          (c) Exhibits.

               The following exhibit is furnished herewith:

Exhibit Number	Description

99	Artesyn Technologies, Inc. Press Release, dated July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESYN TECHNOLOGIES, INC.
(Registrant)
Dated: July 26, 2005

	By:	/s/ GARY LARSEN

Gary Larsen Interim Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Artesyn Technologies, Inc. Press Release dated July 26, 2005